Exhibit 99.1

NEWS RELEASE

Fiesta Restaurant Group, Inc. to Appoint Andrew Rechtschaffen to the Board as Independent Director

2/6/2020

DALLAS - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast-casual restaurant brands, today announced that Andrew Rechtschaffen will be added to the Board of Directors as a new independent director. The Board will expand to nine directors and Mr. Rechtschaffen will be appointed as a director during an upcoming Board meeting later this month.

Mr. Rechtschaffen founded AREX Capital Management, LP (“AREX”), a value-oriented investment firm, in October 2017. Prior to founding AREX, he was a partner at Greenlight Capital, founder and portfolio manager of Obrem Capital, and a managing director in the Principal Strategies Group at Citadel Investment Group.

“Fiesta has a long history of constructive engagement with all of our shareholders, including AREX,” said Stacey Rauch, Chair of the Board of Fiesta. “The Board looks forward to working collaboratively with Andrew as the Company continues to review all strategic options to unlock the value of its brands.”

“We are pleased to welcome Andrew to the Board,” said Richard Stockinger, Chief Executive Officer and President of Fiesta. “He brings financial expertise that Fiesta looks forward to leveraging as we drive value for the Company and our shareholders.”

“We appreciate the proactive and productive approach by Fiesta’s Board and management in its engagement with shareholders,” said Mr. Rechtschaffen. “I look forward to working with the rest of the Board to help Fiesta maximize shareholder value.”

Fiesta also announced today it has entered into a cooperation agreement with AREX and certain of its affiliates. The cooperation agreement provides for, among other things, Mr. Rechtschaffen’s appointment to the Board as well as AREX’s commitment to abide by certain customary standstill and voting provisions.

About Fiesta Restaurant Group, Inc.
Fiesta Restaurant Group, Inc. is the parent company of the Pollo Tropical® and Taco Cabana® restaurant brands. The brands specialize in the operation of fast-casual restaurants that offer distinct and unique tropical and Mexican inspired flavors with broad appeal at a compelling value. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.
Forward-Looking Statements
Certain statements contained in this news release and in our public disclosures, whether written, oral or otherwise made, relating to future events or future performance, including any discussion, express or implied, regarding the Company’s brand value, strategic options and Board composition, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "positioned," "target," "continue," "expects," "look to," "intends" and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on our forward-looking statements. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 30, 2018 and our quarterly reports on Form 10-Q. All forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this release are made only as of the date of this release and may change. While we may elect to update forward-looking statements at some point in the future, we expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts
Investor Relations:
Raphael Gross
203-682-8253
investors@FRGI.com